EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

HOUSTON LIGHTING & POWER COMPANY:

         We consent to the incorporation by reference in Registration Statements on Form S-3 Nos. 33-46368 and 33-54228 and in Post-Effective Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3 of our report dated February 23, 1995 appearing in this Annual Report on Form 10-K of Houston Lighting & Power Company for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 14, 1995